[LETTERHEAD OF PHILLIPS NIZER BENJAMIN KRIM & BALLON LLP]

                                                       April 1, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attn:  Form 12b-25

Dear Sirs:

            On behalf of Eurotech, Ltd., a District of Columbia corporation (the "Company"), we are herewith filing through the EDGAR system the Company's Form 12b-25 with respect to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                                          Very truly yours,

                                          /s/ Laurence W. Futterman
                                          -------------------------
                                          Laurence W. Futterman